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                                                                     Exhibit 3.3

                            ARTICLES OF INCORPORATION

                                       OF

                          MEDVEST HOLDINGS CORPORATION

          The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

          FIRST:    The name of the corporation shall be MedVest Holdings
Corporation.

          SECOND:   The place in Ohio where the principal office of the
corporation is to be located is in the City of Hilliard, County of Franklin.

          THIRD:    The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.

          FOURTH:   The authorized number of shares of the corporation shall be
Eight Hundred Fifty (850), all of which shall be common shares, each without par value.

          FIFTH:    The directors of the corporation shall have the power to
cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it,
(B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article Fifth of these articles shall not limit the plenary authority of the directors to purchase,

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hold, sell, transfer or otherwise deal with shares of any class or series, securities, or other obligations issued by the corporation or authorized by its articles.

          SIXTH:    No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.

          SEVENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless expressly provided otherwise by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes.

          IN WITNESS WHEREOF, I have hereunto signed my name this 6th day of October, 2000.

                                      /s/ Joan C. Makley
                                      ----------------------------
                                      Joan C. Makley, Incorporator


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                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

                          MEDVEST HOLDINGS CORPORATION
--------------------------------------------------------------------------------
                              (Name of Corporation)
                                     1186143
                          ----------------------------
                                (charter number)

         Charles J. Jamison           , who is the          Vice President
--------------------------------------            ------------------------------
                (name)                                         (title)
of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)
/ / a meeting of the shareholders was duly called and held on ________, at which meeting a quorum of the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise ____% of the voting power of the corporation,

/X/ in writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

      RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered "SECOND" so that, as amended, said Article shall be and read as follows:

      SECOND: The place in Ohio where the principal office of the Corporation is to be located is the City of Dublin, County of Franklin.

      RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

      FOURTH: The authorized number of shares of the corporation shall be One Million (1,000,000), all of which shall be common shares, each without par value.



IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the
corporation, has hereunto subscribed   his   name on January 31, 2001
                                     -------         ----------------
                                    (his/her)           (date)

                                  Signature:/s/ Charles J. Jamison
                                            ------------------------------------

                                  Title:                Vice President
                                        ----------------------------------------

                               Page 1 of 1

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                                                                       EXHIBIT A

                                  AMENDMENT TO
                            ARTICLE OF INCORPORATION
                                       OF
                          MEDVEST HOLDINGS CORPORATION


                                  ARTICLE FOUR

          The total number of shares of capital stock which the Corporation has authority to issue is 50,000,000 shares, consisting of:

          (1) 25,000,000 preferred shares, without par value (the "PREFERRED STOCK"); and

          (2)  25,000,000 common shares, without par value (the "COMMON STOCK").

          The Preferred Stock and the Common Stock are referred to collectively as the "CAPITAL STOCK." The Capital Stock shall have the rights, preferences and limitations set forth below.

          Capitalized terms used but not otherwise defined in this ARTICLE FOUR shall have the meanings ascribed to such terms below:

          "EVENT OF BANKRUPTCY" means any occurrence where: the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of the Corporation or any material Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within sixty (60) days.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, other business organization or a governmental entity or any department, agency or political subdivision thereof.

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          "PREFERRED SHARES" means shares of Preferred Stock.

          "PREFERRED SHARE LIQUIDATION VALUE" with respect to any share of Preferred Stock as of any particular date shall equal $5.643.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control the managing general partner or managing member of such limited liability company, partnership, association or other business entity.

    PART A.    TERMS APPLICABLE TO THE PREFERRED STOCK.

          SECTION 1. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION EVENT"), each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made to any holder of shares of Common Stock, an amount in cash equal to the aggregate Preferred Share Liquidation Value of all Preferred Shares held by such holder. In addition, upon such Liquidation Event, each holder of Preferred Stock shall be entitled to be paid an amount in cash equal to such holder's PRO RATA share (based upon the portion of the outstanding Preferred Stock held by such holder) of ninety percent (90%) of any remaining net proceeds of such Liquidation Event until the holders of the Preferred Stock shall have received an additional $2.8215 with respect to each Preferred Share held by such holders. Thereafter, each holder of the Preferred Stock shall be entitled to be paid an amount in cash equal to such holder's PRO RATA share (based upon the portion of the outstanding Preferred Stock held by such holder) of ten percent (10%) of any remaining net proceeds of such Liquidation Event. If upon any Liquidation Event, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount they are entitled to be paid under the first sentence of this SECTION 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed PRO RATA among such holders based upon the aggregate Preferred Share Liquidation Value of the Preferred Stock held by each such holder. Not less than thirty (30) days prior to the payment date stated therein, the Corporation shall mail written notice of any Liquidation Event to each record holder of Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Preferred Share. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or

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any part of its assets, nor the reduction of the Capital Stock of the
Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a Liquidation Event within the meaning of this SECTION 2.

          SECTION 2. PRIORITY OF PREFERRED STOCK ON DIVIDENDS AND REDEMPTIONS. So long as any Preferred Stock remains outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Common Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Common Stock; PROVIDED that the Corporation may repurchase shares of Common Stock originally issued to present or former employees of the Corporation or any of its Subsidiaries in accordance with any repurchase provisions contained in any employment agreement or other agreement with such employees containing such provisions.

          SECTION 3. VOTING RIGHTS.

          Except as otherwise provided herein and as otherwise required by applicable law, the holders of Preferred Stock shall have no voting rights; provided that each holder of Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings. Notwithstanding the foregoing, in the event the holders of Preferred Stock have voting rights as required by applicable law, the Preferred Stock shall vote as a single class.

    PART B.    TERMS APPLICABLE TO THE COMMON STOCK.

          SECTION 1. VOTING RIGHTS. Except as otherwise provided herein and as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

          SECTION 2. DIVIDENDS. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to receive such dividends PRO RATA at the same rate per share. The rights of the holders of Common Stock to receive dividends are subject to the rights of holders of the Preferred Stock.

          SECTION 3. LIQUIDATION. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock shall be entitled to participate in the remaining ninety percent (90%) of any remaining proceeds of a Liquidation Event PRO RATA at the same rate per share in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

    PART C.    GENERAL TERMS APPLICABLE TO THE CAPITAL STOCK.

          SECTION 1. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Capital Stock. Upon the surrender of any certificate representing shares of any class of Capital Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or

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certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

          SECTION 2. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Capital Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          SECTION 3. NOTICES. All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

          SECTION 4. AMENDMENT AND WAIVER. No amendment, modification or waiver shall be binding or effective with respect to any provision of PART A without the prior written consent of the holder or holders of a majority of the Preferred Stock outstanding at the time such action is taken voting together as a single class; PROVIDED that no such action shall change (i) the priority of the Preferred Stock, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding or (ii) the percentage required to approve any change described in clause (i) above, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding; and PROVIDED FURTHER that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the class or classes of the Preferred Stock then outstanding.

          No amendment or waiver of any provision of PART B shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class.

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          IN WITNESS WHEREOF, the Corporation has caused this Amendment to the
Articles of Incorporation to be executed on May 15, 2003.

                                               MEDVEST HOLDINGS CORPORATION

                                               By: /s/ Charles J. Jamison
                                                  ----------------------------
                                               Name: Charles J. Jamison
                                                    --------------------------
                                               Title: Vice President, General
                                                      Counsel and Secretary
                                                     -------------------------